EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS


As independent oil and gas consultants, Pinnacle Energy Services, LLC, hereby consents to the incorporation by reference and the filing as an appendice and/or as exhibit of the Lexington Resources, Inc. Arkoma Basin & North Texas Wells & Undeveloped Leasehold Year End 2005 Reserves and Economic Evaluation effective January 1, 2006 (the "Reserve Report") in any filing made with the United States Securities and Exchange Commission by Lexington Resources, Inc. Pinnacle Energy Services, LLC also consents to the reference by it under the heading "Experts" in any registration statement filed with the United States Securities and Exchange Commission by Lexington Resources, Inc. where the Reserve Report may be incorporated by reference and included in such filing as an appendice and/or as exhibit.


Signed this 9th day of February 2006


                                    Pinnacle Energy Services, LLC

                                    /s/ JOHN PAUL DICK
                                    _______________________________
                                    By: John Paul (J.P.) Dick, P.E.